Independent Contractor Agreement: Eric M. Conway.                      12/17/07
Independent Contractor Agreement

Agreement made this 30th day of June, 2005 by and between California NewsTech Corporation (hereinafter referred to as "Company") and Eric M. Conway, (hereinafter referred to as "Contractor") with its principal place of business at :
30 Day Street, San Francisco, CA 94110

WEHREAS, the Contractor provides services to the general public in an independent capacity;
WEHREAS, the Company is in the business of Internet advertising and
WEHREAS, the Contractor desires to utilize Contractor services at its own offices and as required, the Company's location, it is therefore

AGREED AS FOLLOWS:

1.	Scope of Services:
Contractor agrees, pursuant to the terms herein, to provide Internet Marketing & Sales services as an independent contractor to the Company.

Initially, Contractor will act as Internet Marketing & Sales Consultant function. In this role, Contractor will: utilize the Company’s contact database of current and prospective customers, develop and coordinate all necessary documents and presentations for customer communications, deliver presentations and communicate Company’s values to current and prospective customers. Contractor will enhance and develop existing and new communications channels to reach out and communicate Company’s values and products to current as well as new customers. All communications will be conducted in accordance with the Company’s Communications Guidelines.

2.	Termination:
Contractor services under this Agreement will begin and terminate pursuant to the period covered by this Agreement and any renewals or extensions thereof. This Agreement shall be for a period of 30 days, commencing on July 11, 2005 and terminating August 10, 2005, however, this Agreement may be terminated by either party without written notice, unless Contractor commits a breach of this Agreement, at which time this Agreement may be immediately terminated by the Company.
This Agreement may be extended for up to 90 days with the mutual concurrence of the parties, otherwise it shall terminate as indicated above.
Non-qualified stock options follow the terms and conditions stated in the Stock Option plan.

3.	Restrictions:
During the term of this Agreement and any renewals thereof, and for twelve (12) months after the expiration of the initial and renewal periods, Contractor agrees that neither it nor any of its personnel will provide or attempt to provide, directly or indirectly, any services to any competitor of the Company.

4.	Contractor Representations:
Contractor represents that all information provided by it including, but not limited to, the resume, interview and references are true, accurate and complete; the Contractor is not restricted by any employment or other contractor agreement; it has all the skills and training necessary to perform the services required by this Agreement; and Contractor has and maintains books and records which reflect items of income and expenses of its trade or business and offers its services to third parties.
Contractor makes these representations with the knowledge that the Company will rely on said representations. In addition to any other remedies the Company may have, it may terminate this Agreement in the event of any misstatement or misrepresentation.

5.	Payment Terms:

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Independent Contractor Agreement: Eric M. Conway.                      12/17/07
Contractor work deliverables will be the equivalent of no less than 40 hours per week. Total Contractor services payment will be 3,000 non-qualified stock options, exercisable at $3/share of common stock.

6.	Expenses:
No travel, living, training, or entertainment expenses will be billed by, or paid to, Contractor unless otherwise agreed. Contractor shall perform services in offices of the company utilizing company equipment.

7.	Confidential Information:
All information (pertaining to any of Company's inventions, designs, tools, equipment, unpublished written materials, plans, processes, costs, methods, systems, improvements, or other private or confidential materials) which is obtained by Contractor in the performance of Contractor's work and which is not publicly disclosed by Company shall be considered as confidential and proprietary to Company.
The terms of Contractor's assignment including the Contractor's compensation and the assignment terms of other Company's employees and the scope of Contractor's work shall be considered confidential.
Contractor shall not at any time during or after such employment, disclose such information nor the nature of the service, which Contractor renders to Company, except to authorized representative of Company.
All customer and/or investor contacts, lists, agreements and in general, any communication and business relationships are owned by Company. Upon termination of this Agreement and for one full year thereafter, Contractor will not contact directly, without prior approval of the Company, any of the companies or individuals that are part of the Company's current or potential clients.

8.	Relationship of the Parties:
The parties to this Agreement agree that the relationship created by this Agreement is that of Company-Independent Contractor and that no employer/empoyee relationship by or between the Contractor and the Company is intended by any party.

9.	Contractor Employees:
If applicable, it shall be the Contractor's responsibility to provide Worker's Compensation insurance, to pay any premium "overtime" rate for its employees who work on the project covered by this Agreement, to make required FICA, FUTA, income tax withholding or other payments related to such employees, and to provide Company with suitable evidence of the same whenever requested. In the event of any claims brought or threatened by any party against the Company related to the status, acts or omissions of Contractor or its personnel, Contractor agrees to cooperate in all reasonable respects , including to support the assertions of Contractor status made in this Agreement. Contractor further agrees to file all necessary income tax reports and forms on a timely basis and make all payments due to the appropriate taxing authority.

10.	Right to Supervise:
Contractor shall utilize his own independent judgment and discretion in the performance of the work without supervision or right to supervise or control as to the means and manner including time, location and sequencing of performance by the Company.

11.	Service to Others
Contractor may provide services to others during the term of this Agreement provided that it does not interfere with his obligations and performance hereunder.

12.	Risk of Loss:
Contractor hereby releases Company from any liability relating to representations about the stock options, the task requirements or to the conditions under which the Contractor will be working. Contractor shall be solely responsible and liable for the services it provides hereunder and will not look to Company for any indemnification or sharing of risk in the performance of its duties or the resulting work product.
Contractor understands that the risks of the non-qualified stock options, particularly for a company which just recently started trading on the OTC BB.

Independent Contractor Agreement: Eric M. Conway.                      12/17/07
13.	Insurance:
Contractor agrees to indemnify and hold Company harmless from any and all liability or expense that Company may incur by reason of bodily injury to any person, or property damage, or both, caused in whole or in part by the acts of the Contractor, its agents, servants and employees while performing work or services pursuant to this Agreement, including reasonable attorney's fees.

14.	Cost of Suits:
If Company is successful in recovering damages or obtaining injunctive relief, Contractor agrees to be responsible for paying all of Company's expenses in seeking such relief, including all costs of bringing suit and all reasonable attorneys' fees.

15.	Entire Agreement:
This Agreement and any attachments (including the Stock Option plan provided to Contractor) or exhibits hereto represent the entire agreement and understanding of the parties and any modification thereof shall not be effective unless contained in writing signed by both parties. Any prior agreements have been merged into this Agreement.

16.	Severability:
Each provision of the Agreement shall be considered severable such that if any one provision of clause conflicts with existing or future applicable law, or may not be given full effect because such law, this shall not affect any other provision of the Agreement which can be given effect without the conflicting provision of clause.

17.	Right to Assign:
Contractor is to provide services through it personnel named in the Purchase Order, for whom it is responsible, and may not assign its rights under this Agreement or any Purchase Order and may not subcontract its obligations hereunder to others.

18.	Conflicts
To the extent that there may be any conflict between the terms of this agreement and any Purchase Order which may be given hereto, this Agreement shall take precedence.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first above written.

Approval:

California NewsTech Corporation	Attn:
Marian Munz

By:________________________	By:________________________
Title: President	Title: